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     PAGE 1
                                             FMC Corporation
                                             Quarterly Report
                                             on Form 10-Q for
                                             September 30, 1995

Exhibit 11  Statement re:
            -------------
            Computation of Per Share Earnings Assuming
            ------------------------------------------
            Full Dilution (Unaudited)
            -------------------------
            (In thousands, except per share data)
            -------------------------------------


                                             Three Months                    Nine Months
                                           Ended September 30,            Ended September 30,
                                          --------------------          ---------------------
                                            1995         1994             1995         1994
                                          -------      -------          --------     --------
Earnings:
  Net income                              $57,049      $34,695          $187,197     $148,099
                                          =======      =======          ========     ========
Shares:
  Average number of shares of
   common stock and common
   stock equivalents
   outstanding                             37,848       37,298            37,685       37,137
  Additional shares assuming
   conversion of:
   stock options                              195          167               116           74
                                          -------      -------          --------     --------
  Pro forma shares                         38,043       37,465            37,801       37,211
                                          =======      =======          ========     ========
  Earnings per common share
   assuming full dilution                 $  1.50      $  0.93          $   4.95     $   3.98
                                          =======      =======          ========     ========